Exhibit 99.1

BioSig Technologies, Inc. Adopts Stockholder Rights Agreement

Westport, CT, July 16, 2020 (GLOBE NEWSWIRE) -- Amended

●	Rights Agreement designed to assure stockholders receive fair and equal treatment in the event of an unsolicited takeover
●	Provides a guard against tactics to gain control of the Company without paying stockholders a price that does not reflect the long term intrinsic value of the company’s stock

BioSig Technologies, Inc. (NASDAQ: BSGM) (“BioSig” or the “Company”), a medical technology company commercializing a proprietary biomedical signal processing platform designed to improve signal fidelity and uncover the full range of ECG and intra-cardiac signals, today announced that its Board of Directors had adopted a stockholder Rights Agreement (the “Rights Agreement”).

The Board of Directors believes that the current trading price of Common Stock is not reflective of the Company’s intrinsic or long-term value. The Rights Agreement is designed to assure that all of the Company’s stockholders receive fair and equal treatment in the event of any proposed takeover of the Company and to guard against tactics to gain control of the Company without paying all stockholders a market premium for that control. The rights will not prevent a takeover; however, they should encourage anyone seeking to acquire the Company to negotiate with the Board prior to attempting a takeover, facilitating the Board’s ability to fulfill its fiduciary duties to its stockholders by providing the Board with sufficient time to make informed judgments about attempts to take over the Company. The Rights Agreement applies equally to all current and future stockholders.

The Rights Agreement has a duration of one year, expiring July 13, 2021, and is similar to those adopted by many other public companies. It creates a dividend of one right for each outstanding share of the Company’s Common Stock, with the distribution of rights being made to stockholders of record as of July 27, 2020. The rights are represented by and traded with the Company’s Common Stock. Initially, there will be no separate certificates or market for the rights.

The rights do not separate from the Common Stock unless one or both of the following conditions are met: a public announcement that a person or group becomes the beneficial owner of 12% or more of the Company’s outstanding Common Stock (including in the form of synthetic ownership through derivative positions) (such person, an “Acquiring Person”), or a tender or exchange offer is made which, if completed, would result in the bidder becoming an Acquiring Person.

Should either of the aforementioned conditions be met and the rights become exercisable, each right will entitle the holder thereof to buy 1/1,000th of a share of the Company’s Series F Junior Participating Preferred Stock at an exercise price of $50.00. Each fractional share of the Series F Junior Participating Preferred Stock will essentially be the economic equivalent of one share of Common Stock.

In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, each holder of a right, other than rights beneficially owned by the Acquiring Person (which will become void), will have the right to purchase, at the right’s exercise price, a number of shares of the Company’s Common Stock (or equivalent securities) having a market value of twice the right’s exercise price.

The rights may be redeemed by the Company for $0.001 per right at any time until the first public announcement of the acquisition of beneficial ownership of 12% of the Company’s Common Stock.

This announcement is a summary only and is qualified by reference to the full text of the Rights Agreement. The Company will file a Form 8-K and Form 8-A with the United States Securities and Exchange Commission that will contain additional information regarding the terms and conditions of the Rights Agreement.

BioSig’s Board of Directors recently voted to re-evaluate its previously announced plan to spin-out ViralClear until the Company receives the results of the Phase II clinical trial for merimepodib, a potential treatment for COVID-19. The trial is currently being conducted at four clinical sites, and its results are expected in late summer. The Board believes that a number of strategic options could be available to the Company upon the successful completion of Phase II clinical trial, including the proposed spin-out and other potential value-creating events. The recent addition of Mr. Anthony Zook to the BioSig Board brings industry expertise and senior leadership to the ViralClear division to complement the strong drug development experience of its management team. Following this decision, the ViralClear board has been disbanded. It can be reassembled at the discretion of the BioSig Board of Directors, which allows for streamlined decision making and effective execution of milestones. BioSig is in discussions to retain ViralClear Board members as strategic advisors to BioSig Technologies, Inc.

About BioSig Technologies

BioSig Technologies is a medical technology company commercializing a proprietary biomedical signal processing platform designed to improve signal fidelity and uncover the full range of ECG and intra-cardiac signals (www.biosig.com).

The Company’s first product, PURE EP(tm) System, is a computerized system intended for acquiring, digitizing, amplifying, filtering, measuring and calculating, displaying, recording and storing of electrocardiographic and intracardiac signals for patients undergoing electrophysiology (EP) procedures in an EP laboratory.

About Viral Clear Pharmaceuticals and Merimepodib (MMPD)

BioSig’s subsidiary, ViralClear Pharmaceuticals, Inc., is seeking to develop a novel pharmaceutical called merimepodib to treat patients with COVID-19. Merimepodib is intended to be orally administered, and has demonstrated broad-spectrum in vitro antiviral activity, including strong activity against SARS-CoV-2 in cell cultures. Merimepodib was previously in development as a treatment for chronic hepatitis C and psoriasis by Vertex Pharmaceuticals Incorporated (Vertex), with 12 clinical trials (7 in phase 1 and 5 in phase 2) with over 400 subjects and patients and an extensive preclinical safety, package was completed. A manuscript titled, “The IMPDH inhibitor merimepodib provided in combination with the adenosine analog remdesivir reduces SARS-CoV-2 replication to undetectable levels in vitro”, was submitted to an online peer-reviewed life sciences journal. This manuscript is authored by Natalya Bukreyeva, Rachel A. Sattler, Emily K. Mantlo, John T. Manning, Cheng Huang and Slobodan Paessler of the UTMB Galveston National Laboratory and Dr. Jerome Zeldis of ViralClear Pharmaceuticals, Inc. (“ViralClear”) as a corresponding author. This article highlights preclinical data generated under contract with Galveston National Laboratory at The University of Texas Medical Branch.

Forward-looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward- looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) the geographic, social and economic impact of COVID-19 on our ability to conduct our business and raise capital in the future when needed, (ii) our inability to manufacture our products and product candidates on a commercial scale on our own, or in collaboration with third parties; (iii) difficulties in obtaining financing on commercially reasonable terms; (iv) changes in the size and nature of our competition; (v) loss of one or more key executives or scientists; and (vi) difficulties in securing regulatory approval to market our products and product candidates. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s website at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Andrew Ballou

BioSig Technologies, Inc.

Vice President, Investor Relations

54 Wilton Road, 2nd floor

Westport, CT 06880

aballou@biosigtech.com

203-409-5444, x133